UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 26, 2010
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 483-0044
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth in Item 2.01 hereof is incorporated by reference herein and so disclosed in this Item 1.01.
Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 26, 2010 (the “Closing”), Gasco Energy, Inc. (the “Company”) and its wholly owned subsidiary, Riverbend Gas Gathering, LLC (“Riverbend”) completed the sale of materially all of the assets (the “Asset Sale”) comprising the Company’s gathering system and evaporative facilities located in Uintah County, Utah (the “Assets”) to Monarch Natural Gas, LLC (“Monarch”) pursuant to an Asset Purchase Agreement dated January 29, 2010 (the “Purchase Agreement”) by and among the Company, Riverbend, and Monarch.
     The Assets include the Company’s gathering system and related pipeline and equipment and its two evaporation pits and related equipment used for the disposal of produced water from wells operated in the Riverbend area of Utah.
     Pursuant to the Purchase Agreement, simultaneous with Closing, the Company’s affiliate Gasco Production Company entered into (i) a transition services agreement with Monarch pursuant to which the Company will provide certain services relating to the operation of the Assets to Monarch for a six-month term commencing at Closing, (ii) a gas gathering agreement with Monarch, effective March 1, 2010, pursuant to which the Company dedicated its natural gas production from all of its Utah acreage and Monarch will provide gathering, compression and processing services utilizing the Assets to the Company, and (iii) a salt water disposal services agreement with Monarch, effective February 26, 2010, pursuant to which the Company may deliver salt water produced by its operations to the evaporative facilities that Monarch acquired in the Asset Sale. The Purchase Agreement is subject to customary post-closing terms and conditions for transactions of this size and nature. The gas gathering and processing agreement provides for an initial gathering rate of $0.435 per MMBtu, plus 5% of the proceeds from the sale of natural gas and natural gas liquids.
     The foregoing descriptions of the Purchase Agreement and gas gathering and processing agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
     At Closing, the Company received total cash consideration from Monarch of $23 million, the entirety of which was used to repay amounts outstanding under the Company’s credit agreement. In connection with the consummation of the Asset Sale and the application of the proceeds therefrom, the Company elected to reduce the borrowing base under its credit agreement to $16 million effective immediately. As previously disclosed, on February 1, 2010, the Company’s credit agreement was amended to, among other things, incrementally reduce the borrowing base by a fixed amount in connection with certain contemplated asset sales, including the Asset Sale described above, and, effective as of April 1, 2010, to automatically reduce to $16 million, regardless of whether any of the contemplated asset sales were consummated. For additional information regarding the amendment to the Company’s credit agreement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2010, incorporated herein by reference.
     There are no material relationships, other than in respect of the transaction, between Monarch and the Company or any of its affiliates or any director or officer of the Company, or any associate of any such director or officer.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
     On March 2, 2010, the Company issued a press release announcing the completion of the sale of the Assets, as set forth in Item 2.01 herein. A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under this Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description
10.1	Gas Gathering and Processing Agreement dated March 1, 2010 by and between Gasco Production Company and Monarch Natural Gas, LLC

10.2	Asset Purchase Agreement dated January 29, 2010 by and among Gasco Energy, Inc., Riverbend Gas Gathering, LLC, and Monarch Natural Gas, LLC (incorporated herein by reference to Exhibit 10.1 to Gasco Energy, Inc.’s Current Report on Form 8-K filed on February 3, 2010)

99.1	Press Release dated March 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: March 3, 2010	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Gas Gathering and Processing Agreement dated March 1, 2010 by and between Gasco Production Company and Monarch Natural Gas, LLC

10.2	Asset Purchase Agreement dated January 29, 2010 by and among Gasco Energy, Inc., Riverbend Gas Gathering, LLC, and Monarch Natural Gas, LLC (incorporated herein by reference to Exhibit 10.1 to Gasco Energy, Inc.’s Current Report on Form 8-K filed on February 3, 2010)

99.1	Press Release dated March 2, 2010